UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2006

Osteologix, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

333-112754 (Commission File Number)	32-0104570 (IRS Employer Identification No.)

425 Market Street
Suite 2230
San Francisco, CA 94105

 (Address of principal executive offices and zip code)

(415) 955-2726

 (Registrant’s telephone number including area code)

 (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

Effective September 5, 2005, Mr. Matthew M. Loar was appointed by the Board of Directors (the “Board”) to serve as Chief Financial Officer of Osteologix, Inc. (the “Company”). Mr. Loar will receive a base salary at the rate of $20,833.33 per month (equivalent to an annual salary rate of $250,000. He is also eligible to earn an annual bonus of up to thirty-three and one third percent (33 1-3%) of his annual base salary payable at the discretion of the Company based on certain performance milestones.

The Board has also granted to Mr. Loar pursuant to the Company’s Equity Incentive Plan, options to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The options are subject to a four year vesting schedule with 100,000 of the shares vesting on September 1, 2007 and the remainder vesting in thirty six (36) equal monthly installments commencing October 1, 2007. The options expire on August 31, 2016.

The Company and Mr. Loar executed a letter agreement dated August 10, 2006 which was signed by Mr. Loar on August 23, 2006, setting forth certain terms of his employment, such letter is attached as Exhibit 10.1 hereto. There is no understanding or arrangement between Mr. Loar and any director and any other person pursuant to which such person was appointed as Chief Financial Officer. Mr. Loar has not in the last two years engaged in any related party transaction with the Company of the kind required to be disclosed pursuant to Item 404(a) of Regulation S-B.

Mr. Loar is a Certified Public Accountant and has approximately twenty years experience in finance and accounting. For the past five years he has been Chief Financial Officer of Genelabs Technologies, Inc. Before being appointed as CFO, he was Vice President, Finance and also Controller at Genelabs. Earlier in his career, from 1991 through 1995, Mr. Loar was Corporate Accounting Manager for CBR Cement Corporation, a manufacturing company with approximately $500 million in annual sales. From 1986 to 1991 he was audit manager with Coopers & Lybrand, one of the two predecessor firms of PriceWaterhouseCoopers. Mr. Loar graduated from the University of California, Berkeley and is a member of the American Institute of CPAs. He is a member of Financial Executives International and for two years served as treasurer of their Silicon Valley Chapter.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement between the Company and Matthew M. Loar dated August 10, 2006.

10.2	Equity Incentive Plan Stock Option Agreement between the Company and Matthew M. Loar dated September 1, 2006.

99.1	Press Release dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOLOGIX, INC. By: /s/ Charles J. Casamento Name: Charles J. Casamento Title: Chief Executive Officer and President

Dated: September 5, 2006